Exhibit 99.1

FOR IMMEDIATE RELEASE

COMARCO REPORTS THIRD QUARTER FISCAL 2008

FINANCIAL RESULTS

LAKE FOREST, Calif., December 13, 2007 – Comarco, Inc. (NASDAQ: CMRO), a leading provider of external power adapters used to power and charge notebook computers, mobile phones, and many other rechargeable mobile devices, and a provider of wireless test solutions and wireless emergency call box systems, today announced its financial results for the third quarter of fiscal 2008 ended October 31, 2007.

Revenue for the third quarter of fiscal 2008 was $5.0 million compared with $11.4 million for the third quarter of fiscal 2007. The Company reported a net loss of $2.6 million or $(0.35) per share for the recent third quarter compared with a net loss of $650,000 or $(0.09) per share for the third quarter of the prior fiscal year.

ChargeSource® revenue for the third quarter of fiscal 2008 was $1.9 million, a decrease of 56% compared with $4.3 million reported for the third quarter of fiscal 2007. WTS revenue was $1.2 million in the third quarter of fiscal 2008, down 57% compared with $2.8 million for the third quarter of fiscal 2007. Callbox revenue totaled $1.9 million for the third quarter of fiscal 2008, down 55% from $4.3 million reported for the third quarter of fiscal 2007.

“The third quarter financial results continue to reflect transitions in all three of our businesses,” said Tom Franza, President and Chief Executive Officer of Comarco. “There have been, however, some very positive developments that demonstrate the progress on the milestones that we established at the beginning of the year.”

“Yesterday we announced our partnership with Lenovo, a leading notebook OEM, who will brand and sell our next-generation ChargeSource power adapter designed specifically for the OEM-branded accessories market. The ultra-thin, 90-watt adapter is an innovative technological achievement for the Company and offers users the ability to charge their notebooks and other mobile devices with a single lightweight power adapter. We expect shipments to begin in the first quarter of calendar 2008. The partnership with Lenovo is a very significant development for Comarco and opens the door for additional opportunities for growth. On the retail side, shipments during the third quarter to Kensington, currently our largest non-exclusive reseller picked up on a sequential basis and good order flow has continued into the fourth quarter,” said Mr. Franza.

“The market for Wireless Testing Solutions remains soft worldwide. Our development efforts with our partner Ascom on a next-generation wireless network Quality of Service/competitive benchmarking system are proceeding on track. The harmonized test and measurement platform for 3G and 4G wireless standards is now available and both companies are actively marketing the new product,” Mr. Franza continued. “Call box revenue continued to decline as we complete work on the remaining upgrade contracts. During the third quarter, we were very pleased to be awarded the final upgrade contracts, from Riverside and Kern Counties, for a total value of approximately $3.2 million.”

“The strategic initiatives that we have discussed previously are proceeding. We are continuing to work with a financial advisor and have engaged in discussions with a variety of strategic and financial organizations that participate in the markets in which we operate. We don’t expect to be making any further comments on these initiatives until a conclusion regarding the feasibility of specific strategic alternatives is determined.” Mr. Franza concluded.

Revenue for the nine months ended October 31, 2007 was $16.3 million, a decrease of 53% compared with $34.9 million for the corresponding period of fiscal 2007. The Company reported a net loss for the nine months ended October 31, 2007 of $6.4 million, or $(0.87) per share compared to a net loss of $1.0 million, or $(0.13) per share for the nine months ended October 31, 2006.

The Company had $18.2 million in cash at October 31, 2007 and no long term debt.

Forward-Looking Information

This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. A number of important factors could cause our results to differ materially from those indicated by these forward-looking statements, including, among others, the impact of perceived or actual weakening of economic conditions on customers’ and prospective customers’ spending on our products and services; quarterly fluctuations in our revenue or other operating results; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels; potential difficulties in the assimilation of operations, strategies, technologies, personnel and products of acquired companies and technologies; risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; and competitors’ release of competitive products and other actions. Further information on potential factors that could affect our financial results are included in risks detailed from time to time in our Securities and Exchange Commission filings, including without limitation our annual report of Form 10-K for the year ended January 31, 2007.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor we assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Earnings Conference Call

Comarco will host a conference call to discuss the financial results for the fiscal third quarter ended October 31, 2007 and current corporate developments at 2:00 p.m. Eastern Time (11:00 a.m. Pacific Time) today, December 13, 2007. The dial-in number to access the conference call is (800) 257-7087 for domestic callers or (303) 262-2139 for international callers. A live Webcast will also be made available at www.comarco.com. A replay will be available approximately one hour after the call for 7 days following the call’s conclusion. To access the replay, dial (800) 405-2236 for domestic callers or (303) 590-3000 for international callers, both using passcode 11103737#. A Web archive will be made available at www.comarco.com for 90 days following the call’s conclusion.

About Comarco

Based in Lake Forest, Calif., Comarco is a leading provider of universal mobile power products used to power and charge notebook computers, mobile phones, and many other rechargeable mobile devices. Comarco is also a provider of wireless test solutions and wireless emergency call box systems. The Company’s Web sites can be found at www.comarco.com and www.chargesource.com.

Company Contacts:		Investor Contact:

Tom Franza	Dan Lutz	Douglas Sherk/Jenifer Kirtland
President and CEO	EVP and CFO	CEO/Senior Vice President
Comarco, Inc.	Comarco, Inc.	EVC Group, Inc.
(949) 599-7440	(949) 599-7556	(415) 896-6820
tfranza@comarco.com	dlutz@comarco.com	dsherk@evcgroup.com

COMARCO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2007	2006	2007	2006
Revenue	$5,015	$11,403	$16,349	$34,930
Cost of revenue	3,889	7,497	11,236	22,767

Gross profit	1,126	3,906	5,113	12,163
Selling, general and administrative costs	2,514	2,895	7,276	8,019
Engineering and support costs	2,268	1,914	6,378	5,892

Operating loss	(3,656)	(903)	(8,541)	(1,748)
Other income, net	207	246	699	696
Gain on sale of equipment, net	—	—	321	—
Gain on sale of investment in SwissQual, net	308	—	577	61

Loss before income taxes	(3,141)	(657)	(6,944)	(991)
Income tax benefit	560	7	527	7

Net loss	$(2,581)	$(650)	$(6,417)	$(984)

Basic and diluted loss per share:
Net loss	$(0.35)	$(0.09)	$(0.87)	$(0.13)

Weighted average common shares outstanding:
Basic	7,327	7,379	7,342	7,399

Diluted	7,327	7,379	7,342	7,399

Common shares outstanding	7,327	7,379	7,327	7,379

COMARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2007	January 31, 2007 (A)
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$18,163	$26,360
Short-term investments	538	897
Accounts receivable, net	3,823	10,942
Inventory	3,826	5,452
Deferred income taxes, net	510	—
Other current assets	1,007	427

Total current assets	27,867	44,078
Property and equipment, net	2,492	3,331
Software development costs, net	19	243
Intangible assets, net	576	820
Goodwill	2,394	2,394
Restricted cash	500	500
Other assets	47	47

	$33,895	$51,413

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$441	$718
Deferred revenue	2,060	2,586
Deferred compensation	538	897
Accrued liabilities	4,040	6,259

Total current liabilities	7,079	10,460
Deferred income taxes	86	59
Tax liability: FIN 48	86	—
Deferred rent	625	767
Deferred revenue	1,771	2,138

Total liabilities	9,647	13,424

Stockholders’ equity	24,248	37,989

	$33,895	$51,413

(A)	Derived from the audited consolidated financial statements as of January 31, 2007.